Exhibit 99.1

Oceaneering to Present at Deutsche Bank Energy & Utilities Conference

May 24, 2007 – Houston, Texas – Oceaneering International, Inc. (NYSE:OII) announced that T. Jay Collins, President and Chief Executive Officer, will deliver a presentation at the 2007 Deutsche Bank Energy & Utilities Conference being held in Miami Beach, FL on Wednesday, May 30, 2007 at 10:00 a.m. Eastern Time.

The presentation will be webcast live over the Internet. Interested parties may listen to the presentation and view the slides live over the Internet at http://www.conferences.db.com/aericas/energy07. An archived replay will be available for 30 days after the conference. The presentation slides will be available for viewing using the Investor Relations link at Oceaneering’s website, www.oceaneering.com beginning Wednesday at 10:00 a.m. Eastern Time (9:00 a.m. Central Time).

Oceaneering is a global oilfield provider of engineered services and products primarily to the offshore oil and gas industry, with a focus on deepwater applications. Through the use of its applied technology expertise, Oceaneering also serves the defense and aerospace industries.

For further information, please contact Jack Jurkoshek, Director Investor Relations, Oceaneering International, Inc., 11911 FM 529, Houston, Texas 77041; Telephone 713-329-4670; Fax 713-329-4653; www.oceaneering.com; E-Mail investorrelations@oceaneering.com.